EXHIBIT 5



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                    [Letterhead of Appleby Spurling & Kempe]





                                                JL/rw/100416.003
                                                Direct facsimile: (441) 298 3349
                                                Direct email: jleese@ask.bm

                                                18 November 2002

Loral Space & Communications Ltd.
600 Third Avenue
New York, New York  10016
USA


Dear Sirs

Form S-8 Registration Statement

We have acted as Bermuda counsel to Loral Space & Communication Ltd., a Bermuda company (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") to be filed by the Company with the United States Securities and Exchange Commission on or about 20th November 2002 in connection with the registration under the United States Securities Act of 1933, as amended, by the Company of 15,000,000 common shares of par value $0.01 each (the "Common Shares") which may be issued in accordance with the terms of The Loral Savings Plan (the "Plan"). We have been requested to issue this opinion in relation to the Plan.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined in the Schedule to this opinion (the "Documents")). Unless otherwise defined in this opinion, capitalised terms have the meanings assigned to them in the Plan.

Assumptions
-----------

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photostatic copies;

(b)  the genuineness of all signatures on the documents we have reviewed;

(c) that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;



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(d)  that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation under, or action to be taken under the Plan is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(e) that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(f) that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(g) that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the executive committee of the board of directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

(h) that each member of the executive committee of the board of directors of the Company, when the executive committee of the board of directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;

(i) that when the Common Shares are issued under the Plan, the issue price (in whatever form) received by the Company upon issue of the shares will not be less than the par value of the Common Shares and the Company will have sufficient authorised but unissued share capital to effect the issue and will hold the necessary consent from the Bermuda Monetary Authority for such share issue;

(j) that the approval of the issue of any awards and of any Common Shares under awards pursuant to the Plan is duly made either at a duly convened and quorate meeting of the board of directors of the Company, or, at a duly convened and quorate meeting of a duly appointed committee of the board in a manner complying with the terms of its constitution then in force and within the authority then given to that committee by the board of directors of the Company;

(k) that at the time of the authorization of the reservation for issuance of the Common Shares pursuant to the Plan by the Executive Committee of the board of directors of the Company, such committee had been duly constituted and remained a duly constituted committee of the board of directors of the Company having the necessary powers and authorities to authorize the reservation for issuance of the Common Shares pursuant to the Plan; and

(l) that, at the time of issue by any committee of the board of directors of the Company of any award under the Plan, or of Common Shares pursuant to such awards, relevant to this opinion, that committee has been duly constituted and



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     remains a duly constituted committee of the board of directors of the
     Company having the necessary powers and authorities to issue awards and Common Shares pursuant to awards under the Plan.

Opinion
-------

Based upon and subject to the foregoing and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company is in good standing under the laws of Bermuda.

(2) All necessary corporate action required to be taken pursuant to Bermuda law by the Company has been taken in order to approve the Plan and to authorize the issue of the Common Shares pursuant to the Plan, and when issued and paid for in accordance with the terms of the Plan and the Resolutions, the Common Shares issued pursuant to the Plan will be fully paid and not subject to any further calls.

Reservations

We have the following reservations:-

(a) We express no opinion as to any law other than Bermuda law and none of the opinions expressed in this opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b) In paragraph (1) above, the term "good standing" means that the Registrar of Companies in Hamilton, Bermuda has issued a certificate of compliance in respect of the Company.

(c) We have carried out the searches referred to in paragraphs 3 and 4 of the schedule on 12th November 2002 and have not inquired as to whether there has been any change in the results of those searches since that time.

(d) We have relied upon the statements made in the Certificates referred to in paragraph 8 of the schedule for the purposes of Opinion paragraph (2). We have made no independent verification of the matters referred to in the Certificates.



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Disclosure
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     This opinion is addressed to you in connection with the issue of the shares in accordance with the terms of the Plan. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully

/s/ Appleby Spurling & Kempe



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                                    SCHEDULE

1.   A copy of the Registration Statement.

2.   A copy of the Plan.

3. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 12th November 2002 (the "Company Search").

4. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 12th November 2002 in respect of the Company (the "Litigation Search").

5. Copies of the certificate of incorporation, memorandum of association and bye-laws of the Company.

6. Certified copies of minutes of a joint meeting of the executive committees of the boards of the Company and Space Systems/Loral, Inc. held on 1st November 2002 (the "Resolutions"):-

7. A certificate of compliance relating to the Company issued by the Registrar of Companies in Hamilton, Bermuda and dated 12th November 2002.

8. Two Secretary's Certificates dated 8th November 2002 and a further Secretary's Certificate dated 11th November 2002 signed by Avi Katz, secretary of the Company (the "Certificates").